UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2026

TAMBORAN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42149	93-4111196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Suite 01, Level 39, Tower One, International Towers Sydney,
100 Barangaroo Avenue, Barangaroo NSW	2000
(Address of principal executive offices)	(Zip Code)

Australia +61 2 8330 6626

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TBN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Underwritten Offering

On April 7, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters (the “Underwriters”), relating to the previously announced underwritten offering of 2,956,602 shares of Common Stock of the Company (the “Underwritten Offering”). Under the terms of the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to 443,491 additional shares of Common Stock.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, closing conditions and termination provisions. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to any payment that the Underwriters may be required to make because of any of those liabilities.

The Underwritten Offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-294908) (the “Registration Statement”) that was originally filed on April 7, 2026 with the SEC and became effective on April 7, 2026, including the prospectus forming a part of the Registration Statement, as supplemented by a preliminary prospectus supplement, dated April 7, 2026, and a final prospectus supplement, dated April 7, 2026, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Underwritten Offering closed on April 9, 2026. The Company intends to use the approximately $97.3 million of net proceeds (after deducting discounts and commissions payable to the underwriters and estimated offering expenses payable by the Company) from the Underwritten Offering to fund the additional drilling in the Pilot Area, resource delineation in the Orion Acreage and the Beetaloo Central Development Area, drilling in the EP 161 acreage, working capital, and other general corporate purposes.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the legal opinion of Latham & Watkins LLP relating to the validity of the issuance and sale of the Common Stock in the Underwritten Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K and is filed with reference to, and is hereby incorporated by reference into, the Registration Statement.

Registered Direct Institutional Entitlement Offer

On or about April 8, 2026, the Company entered into certain share purchase agreements, by and between the Company and certain purchasers (the “Purchasers” and, such agreements, the “Purchase Agreements”), pursuant to which the Company agreed to sell shares of the Company’s common stock in a registered direct offering at a price of $35.00 per share (the “Offering”). The issuance and sale of shares of the Company’s common stock is expected to be completed on or about April 14, 2026, subject to customary closing conditions.

The sale of shares of the Company’s common stock was made pursuant to the Registration Statement, as supplemented by a preliminary prospectus supplement, dated April 7, 2026, and a final prospectus supplement, dated April 7, 2026, each filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

Press Releases

On April 7, 2026, the Company issued press releases announcing the launch of the Underwritten Offering, the launch of the Institutional Entitlement Offer and pricing of the Underwritten Offering (such price being the price of the Subscription Price for the Institutional Entitlement Offer). The press releases are attached hereto as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, respectively, and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished with this report:

Exhibit No.	Description of Exhibits

1.1	Underwriting Agreement, dated as of April 7, 2026, by and among the Company and RBC Capital Markets, LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

99.1	Press release dated April 7, 2026 (Launch of Underwritten Offering).

99.2	Press release dated April 7, 2026 (Launch of Institutional Entitlement Offer).

99.3	Press release dated April 7, 2026 (Pricing of Underwritten Offering).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMBORAN RESOURCES CORPORATION

Date: April 9, 2026	By:	/s/ Eric Dyer
	Name:	Eric Dyer
	Title:	Chief Financial Officer